NWE Investor Relations Update – Guggenheim NDR October 27, 2020 8-K’ed on October 27, 2020

2 Forward Looking Statements Forward Looking Statements Boulder RiverO’Dellin Montana Creek - Madison River Valley - Montana During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. Company Information NorthWestern Corporation Corporate Office Investor Relations Officer dba: NorthWestern Energy 3010 West 69th Street Travis Meyer Ticker: NWE Sioux Falls, SD 57108 605-978-2967 Trading on the NYSE (605) 978-2900 travis.meyer@northwestern.com www.northwesternenergy.com

3 COVID-19: Our Response COVID-19 has consumed our everyday life. This rapidly evolving pandemic has affected all aspects of our operations. We implemented a comprehensive set of actions to help our customers, communities and employees, all while maintaining our commitment to provide safe and reliable energy. We will continue to monitor and adapt our operating and financial plan to meet the challenges ahead. Crisis Action Team activated March 11th Helping Customers and Communities • Crisis team (managers) established with minimum • Communicating with customers, including commercial business disruption and industrial • Government requirements are the baseline, • Provided $400K of incremental charitable funding specific but we will make decisions by applying available for COVID relief, including billing relief for small businesses expert information • Matching employee contributions to COVID-19 relief • Open communication channels with state officials • Service disconnections for non payment temporarily and utility commissions suspended • Low Income Home Energy Assistance Program Keeping Employees Safe • Providing customers and businesses resources to seek • Employee work from home policy since mid March additional support on local, state and federal levels • All walk-in offices and facilities closed to public • Field employee guidance for safety • Field crews now consist of pods of 4-5 employees

4 About NorthWestern South Dakota Operations Electric 63,800 customers 3,529 miles – transmission & distribution lines 404 MW nameplate owned power generation Natural Gas 47,500 customers 1,713 miles of transmission and distribution pipeline Montana Operations Electric 379,400 customers 24,781 miles – transmission & distribution lines 874 MW maximum capacity owned power generation Natural Gas 201,500 customers 6,975 miles of transmission and distribution pipeline Nebraska Operations 17.75 Bcf of gas storage capacity Natural Gas Own 47.2 Bcf of proven natural gas reserves 42,600 customers 795 miles of distribution pipeline Data as of 12/31/2019

5

NWE - An Investment for the Long Term

Pure Electric & Gas Utility

- 100% pure electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~58% hydro, wind & solar


Black Eagle dam

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Strong Earnings & Cash Flow

- Consistent track record of earnings & dividend growth
- Strong cash flows aided by net operating loss carry-forwards anticipated to be available into 2021
- Strong balance sheet & investment grade credit ratings

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program to ensure safety and reliability
- Significant investment in renewable resources (hydro & wind) will provide long-term energy supply pricing stability for the benefit of customers for many years to come
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater
- Target 3%-6% EPS growth plus dividend yield to provide competative total return
- Target dividend payout ratio of 60%-70%

Best Practices Corporate Governance

NYSE Governance Services GOVERNANCE, RISK AND COMPLIANCE LEADERSHIP AWARDS 2015 WINNER

2015 UTILITY CUSTOMER CHAMPION RESIDENTIAL | COGENT REPORTS

20% BY 2020 WOMEN ON BOARDS

CORPORATE GOVERNANCE AWARDS 2019 corporate secretary WINNER

corpedia ETHICS. ELEVATED.

6 A Diversified Electric and Gas Utility (1) (1) NorthWestern’s ‘80/20’ rules: Approximately 80% Electric, 80% Residential and 80% Montana. Nearly $3.9 billion of rate base investment to serve our customers Data as reported in our 2019 10-K (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

7 Highly Carbon-Free Supply Portfolio MT NWE Contracted energy from Colstrip Energy Limited Partners (CELP), Yellowstone Energy Limited Partners (YELP) as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA). Based upon 2019 MWH’s of owned and long-term SD contracted resources. Approximately 58% of our total company owned and contracted supply is carbon-free. NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

8 Strong Utility Foundation . Solid and improving JD Power Overall Customer Satisfaction Scores . Residential electric and natural gas rates below national average . Solid electric system reliability . Low gas leaks per mile – just outside 1st quartile

9 Solid Economic Indicators Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2017/2018 EEI Statistical Yearbook – Table 7.2 and EIA.gov Black Eagle Power House • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than the National Average.

10 A History of Growth $3.30-$3.50 $3.10 - $3.30 $2.60$3.20 - $2.75-$3.40 2010-2019 CAGR’s: GAAP EPS: 7.1% - Non-GAAP EPS: 5.7% - Dividend: 6.0% See appendix for “Non-GAAP Financial Measures”

11 Track Record of Delivering Results * Peer Group: ALE, AVA, BKH, IDA, MGEE, NWN, OGE, OGS, OTTR, PNM, POR & SR Return on Equity on GAAP Earnings within 9.5% - 11.0% band over the last 8 years with average of 10.2%. Total Shareholder Return is in line or better than our 12 peer average for the1, 3 & 10 year periods but lags in the 5 year period, due in part to regulatory concerns in Montana from 2015-2017. See appendix for “Non-GAAP Financial Measures”

12 Investment for Our Customers’ Benefit Over the past 8 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2010-2019 CAGRs Estimated Rate Base: 10.7% GAAP Diluted EPS: 7.1% 2008-2019 CAGRs NWE typical electric bill: 1.8% NWE typical natural gas bill: (5.6%) 2008-2018 CAGRs US average electric bill: 1.9%* US average natural gas bill: (2.7%)**

13 Balance Sheet Strength and Liquidity Investment grade credit ratings, generally liquidity in excess of $100 million target, debt to cap within our targeted 50%-55% range and no long-term debt maturities until 2023. *Liquidity target increased to $200 million due to economic conditions impacted by COVID-19.

14 Earnings Growth $3.30-Updated$3.45 $2.60 - $2.752020 Guidance Range Non-GAAP Adjusted EPS Growth Averaged 5.4% from 2013 - 2019 NorthWestern is affirms its 2020 previously revised earnings guidance range of $3.30 to $3.45 per diluted share based upon, but not limited to, the following major assumptions and expectations: • COVID-19 related business slowdowns and closures in our service territory continue to ease during the fourth quarter of 2020; • Regulatory recovery of COVID-19 related uncollectable account expense; • Normal weather for the remainder of the year in our electric and natural gas service territories; • A consolidated income tax rate of approximately (5%) to 0% of pre-tax income; and • Diluted shares outstanding of approximately 50.8 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long-term earnings per share growth rate of 3%-6%. This coupled with the dividend, currently yielding approximately 5%, is expected to provide a competitive total return to investors. See appendix for additional disclosures regarding “Non-GAAP Financial Measures” See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS”.

15 2019 Non-GAAP to 2020 Revised EPS Bridge $3.30-$3.45 $2.60 - $2.75 Since second quarter earnings, the primary change reflected in the earnings bridge above is due to prolonged Covid-19 related impacts; including lower See appendixgross for marginadditional offsetdisclosures by lowerregarding OG&A “Non-GAAP and Financialincreased Measures income” tax benefits.

16 COVID-19: Margin Expectations Covid-19 impacts on gross margin continued into the third quarter with all three customer classes impacted more than forecasted - residential up and commercial and industrial down. Industrial load was incrementally impacted by non-COVID related closures of a few industrial customers. These customers, who do not procure supply from NorthWestern, account for a significant potion of volumes but have a less material impact on gross margin. For the third quarter, we estimate the gross margin detriment of Covid-19 to be $2 million - $3 million. Gallatin River

17 COVID-19: Expense Expectations Expenses we expect to increase: • Bad debt expense • We assume significant recovery through a regulatory mechanism • COVID related charitable contributions Expenses we expect to decrease: • Distribution customer work • Contract services and material costs • Fleet fuel costs • Travel and employee education • Lower benefits and incentive pay Areas unchanged but will monitor and manage appropriately • Capital spending still expected at approximately $400 million • Supply chain – No significant issues anticipated as nearly all vendors in USA • Staffing levels – No layoffs expected and still hiring for critical positions Estimated Covid related expense reductions were generally in line with our expectations. However, without an approved recovery mechanism in place, increased uncollectable accounts expense and increased interest expense from higher liquidity needs more than offset Covid related savings. Belt Creek - Montana

18 Maintaining Capital Investment Forecast $1.8 billion of total capital investment over five years We anticipate financing this capital with a combination of cash flow from operations (aided by NOLs available into 2021), first mortgage bonds and equity issuances. We expect to issue equity in 2021 to maintain and protect our current credit ratings in balance with our current capital expenditure plans. Based on the results of the recent competitive solicitation process in South Dakota, $80 million of incremental investment for SD generation is included above (spread between 2020-2021). Capital projections above do not include investment necessary to address other identified generation capacity issues in Montana. These additions could increase the capital forecast above in excess of $200 million over the next five years.

19 Looking Forward (Regulatory) • We submitted accounting order requests in Montana and South Dakota to allow for the deferral of uncollectible accounts expense in excess of amounts currently recovered. The SDPUC issued an order in August 2020 authorizing deferral of costs for possible recovery through future rates. The MPSC held a work session in October 2020 and we expect a final order during the fourth quarter of 2020. • The MPSC recently approved a pilot Fixed Cost Recovery Mechanism (FCRM) effective July 1, 2020. We asked the MPSC to delay the start of the pilot for one year until July 1, 2021 due to the uncertainty created by the COVID- 19 pandemic. The MPSC granted the requested one-year delay of implementation but requested ‘shadow accounting’ to inform the commission of the impacts had the FCRM been implemented as scheduled. • In June 2019, the FERC issued an order accepting our filing of Montana transmission assets, granting interim rates, establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed and settlement negotiations are ongoing. We expect to submit a compliance filing with the MPSC upon resolution of our case adjusting the FERC credit in our retail rates. • NorthWestern’s application to acquire an additional 92.5MW of Colstrip Unit 4 for $0.50 from Puget Sound Energy has been filed with the MPSC. A hearing on Puget’s sale application before the Washington Utilities Commission is scheduled for November 2020 and a hearing for our application before the MPSC is scheduled for December 2020. We expect a decision from the MPSC in the first quarter of 2021. • Each year we submit filings for recovery of electric, natural gas and property taxes. The respective commissions review these tracker filings and make cost recovery determinations based on prudency.

20 Looking Forward (Other) Electric Resource Planning • South Dakota: Construction is underway for a 60MW flexible reciprocating internal combustion engines in Huron, SD to be Western Energy Imbalance Market (EIM) online in late 2021 with a construction cost of approximately $80 million. • Montana: Initial bids from the February 2020, 280 MW, competitive solicitation were submitted in July 2020. Engineering, procurement and construction bids were submitted on our behalf for long-duration flexible capacity in excess of 200 MWs. The bids are under evaluation by an independent party, and we expect the successful project(s) to be selected and announced by the first quarter of 2021 and to be online in 2023. Continue to Invest in our Transmission & Distribution Infrastructure • Infrastructure investment focused on a stronger and smarter grid to improve the customer experience, while enhancing grid reliability and safety. This includes automation in distribution and substations that enables the use of changing technology. • Integrating supply resources that balance reliability, cost, capacity, and sustainability considerations with more predictable long-term commodity prices. Planned entry into the Western Energy Imbalance Market (EIM) • Anticipated April 2021 • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability.

21 ESG Publications Environmental Social Governance Code of Conduct Annual Report Environmental Report http://www.northwesternenergy.com/docs/default- http://www.northwesternenergy.com/our- source/documents/corporategovernance/code-of-conduct.pdf http://www.northwesternenergy.com company/investor-relations/annual-reports /environment/our-environment Community Works Report Proxy Statement http://www.northwesternenergy.com/communi http://www.northwesternenergy.com/our- ty-works/community-works company/investor-relations/proxy-materials These five documents provide valuable insight in NorthWestern Energy’s Environmental, Social and Governance (ESG) Sustainability practices.

22 ESG - Environmental NWE Montana & South Dakota combined Based upon 2019 MWH’s of owned and long-term contracted resources. 58% of NorthWestern Energy’s 2019 Electric Generation Portfolio Delivered was Carbon-Free (based on megawatt hours) Mystic Dam Beethoven Wind Farm 57% Carbon Free Nameplate Portfolio vs 29% National Average in 2019 (based nameplate megawatts)

23 ESG - Social Community Customers Employees Typical Residential Bills Lower than Safety Culture Transformation $2.1 Billion Economic Output in National Average 2019 ($1.88B in Montana & $268M in SD/NE) $2.1 million Donations, Sponsorships & Economic Development in 2019 112 Number of nonprofits that received grants through Employee Volunteer Program $7.3 Million Low-Income Energy Assistance in 2019 Building on Our Best – Improved Customer Satisfaction Scores Strong Engagement of employees are proud to work for 86% NorthWestern Energy Over the last 13 years, our energy efficiency programs have helped customers save 685,041 MWh’s of energy – enough to power 76,000 homes for a year.

24

ESG - Governance

5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody's Investment Services on Best Governance Practices

Corporate Governance

What We Do:

- Annual election of all directors.
- Majority vote plus resignation standard in uncontested elections. If a director receives more "WITHHOLD AUTHORITY" votes than "FOR" votes, the director must submit a resignation for the Board to consider.
- Allow shareholders owning 25 percent of our shares to call a special meeting.
- Independent Board of Directors, except our CEO.
- Independent Board Chair.
- Each of our Board committees (audit, compensation, and governance) is made up solely of independent directors.
- Committee authority to retain independent advisors, which will be paid for by the company.
- Code of Conduct and Ethics. Applies to all employees and Board, with a separate Code of Ethics for Chief Executive Officers and Senior Financial Officers concerning financial reporting and other related matters.
- Robust stock ownership guidelines for executive officers and directors.

What We Don't Do:

- Poison pill or a shareholder rights plan.
- Hedging of company securities.
- Corporate political contributions.
- Supermajority voting, except to approve certain business combinations or mergers.

Diverse Leadership

Board of Directors



Age Diversity
70+ 1
40-49 2
50-59 3
60-69 4
Tenure Diversity
10+ yrs 4
<2 yrs 2
3-9 yrs 4
Gender Diversity
Female 4
Male 6
Ethnic Diversity
African-American 1
Middle Eastern 1
White 8

Executive Team



Age Diversity
40-49 1
60-69 3
50-59 4
Tenure Diversity
10+ yrs 4
<5 yrs 1
5-9 yrs 3
Gender Diversity
Female 3
Male 5
Ethnic Diversity
White 8

Other Recent Governance Recognition

20 / 20 – Women on Boards

Recognized for gender diversity on its board of directors by 2020 Women on Boards. Four of the company's ten directors are female.

Corporate Governance Award Winner

NorthWestern Corporation's proxy statement has won governance awards – *Best Proxy Statement (Small to Mid-Cap)* by Corporation Secretary magazine (2014 & 2019) and *Exemplary Compensation Discussion and Analysis* from NYSE Governance Services (2014) and NorthWestern was recognized as a finalist by Corporate Secretary magazine in the same category for our '12, '13, '16, '17 & '18 statements

CEO Pay Ratio To Average Employee Salary

NWE

27:1

All Utilities Average

58:1

Peer Group Average

37:1

25 Our Carbon Reduction Vision for NorthWestern Energy in Montana 90% carbon reduction by 2045 NorthWestern Energy commits to reduce the carbon intensity of our electric energy portfolio for Montana 90% by 2045.* * As compared with our 2010 carbon intensity as a baseline Already over 60% carbon free Today, NorthWestern Energy serves Montana with an electric portfolio that is over 60% carbon free and more than two times better than the total U.S electric power industry (28% carbon free – 2018 metric). Over the last decade, we have already reduced the carbon intensity of our energy generation in Montana by more than 50%. How we’re going to get there Our vision for the future builds on the progress we have already made. Already, the foundation of our energy generation is our hydro system, which is 100% carbon free and is available 24 hours a day, 365 days a year. Wind generation is a close second and continues to grow. While utility-scale solar energy is not a significant portion of our energy mix today, we expect it to evolve along with advances in energy storage. We are committed to working with our customers and communities to help them achieve their sustainability goals and add new technology on our system.

26 Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects

27

Appendix 28

CU4 Acquisition - Customer & Community Considerations

- Affordable Capacity: Acquiring a larger share of Colstrip will reduce exposure to market prices and keep energy & capacity affordable. Customer bills are expected to stay flat as a result of the transaction. Increased operating cost due to increased ownership percentage is expected to be offset by lower purchased power costs.
- Provides Reliability and Safety: Greater ownership of CU4 will expand access to around-the-clock capacity that can meet sudden increases in demand, such as when Montana experiences extremely cold temperatures – oftentimes when the wind isn't blowing and the sun isn't shining. This larger share will help keep homes warm and the lights on.
- Economic Viability: This transaction is a first step in preserving good-paying jobs in Colstrip and across the state while providing critical local and state tax dollars.


Carbon-Free
Owned & Long-Term Contracted Resources
(2018 - as a % of total nameplate capacity)
Geothermal
Pumped Storage
Solar
Hydroelectric
Wind
Nuclear
28% CARBON-FREE
63% CARBON-FREE
56% CARBON-FREE
United States
NWE - Montana
NWE - Montana
Pro forma for incremental Colstrip ownership

- Minimal Environmental Impact: There will be **no new carbon emissions in Montana** as a result of our owning a greater share of CU4. In fact – as shown in the chart to the right, even if we acquired the full 185 MW, ignoring Talen's right of first refusal, NWE Montana will still be twice as 'green' (56%) as the total U.S. electric power industry (28%) on a nameplate basis.
- Funding for Future Costs: Net benefits from the transaction and net proceeds from the 5 year PPA will be placed in a fund and applied against future costs related to NorthWestern's existing 30% ownership in CU4.
- Colstrip Transmission System is a critical backbone to serve our customers; allows energy import to serve industry, as Colstrip Units 1 and 2 close; and is an export path for Montana-based renewable development.

Appendix 29 CU4 Acquisition - Investor & Credit Considerations • Protects Existing Ownership Interests: Increased ownership of CU4 provides greater say in future capital decisions to ensure the plant continues to operate and meet all environmental guidelines. Per the Joint Owners Agreement, closure of Colstrip Units 3 and 4 requires a unanimous decision of owners. • Limited Additional Exposure on Incremental Ownership: PSE will continue to be responsible for existing environmental liabilities up to the point of sale and future remediation costs according to its pre- transaction 25% joint ownership in Colstrip Unit 4. • Limited Impact on Customers’ Bills: Resolves a significant portion of the estimated 725 MW of capacity deficit and limits exposure of customers to high and volatile market prices. • Financial Implications: Predicated on MPSC Pre-Approval, the transaction is anticipated to be earnings neutral and credit supportive (reduced energy purchases and incoming proceeds from 90MW PPA). • Provides a Bridge to Future Generation Technologies: The region is quickly reaching a point where there may not be enough capacity during critical peak-demand times. This transaction will help meet the immediate needs of our customers while allowing time to work with stakeholders across our state to build a plan for a cleaner energy future. We are committed to a strategy that will work for all Montanans and enable us to reach our targeted 90% reduction in CO2 intensity by 2045, as shown in the chart above.

Appendix 30 NWE Capacity as compared to Regional Peers NWE’s capacity deficit exposes our customers to greater market exposure (price and availability) than any of our regional peers.

Appendix 31 CU4 Acquisition - General Transaction Structure PSE retains environmental & pension liabilities as of transaction close and responsibility for decommissioning and remediation costs at time of eventual facility closure. 12.5% or 92.5MW of Colstrip Unit 4 NWE PSE $0.50 purchase price Approx. 5% of Colstrip Transmission System NWE PSE Estimated $2.75 - $3.75 million purchase price Approx. 5 year, 45 MW purchase power agreement NWE PSE 45 MWs of Electricity 100% of net proceeds from 45 MW PPA and 90% of savings in PCCAM costs (as compared to the baseline) are applied to a Reserve Fund to provide towards NorthWestern’s existing 30% ownership. Updated to reflect Talen Energy’s 47.5MW of Electricity NWE Right of First Refusal. Customers

Appendix 32 CU4 Acquisition - Proposed Post-Closing Structure NWE Customers PSE 47.5 MW provided to NWE’s 45 MW PPA, ~5 Year, unit $ default supply customers. contingent, Mid-C day-ahead Resolves 12.5% of the index subject to an hourly price $ capacity deficit with floor. Price floor ensures fixed no impact to customer bills. and variable O&M costs related to PPA are recovered. NWE Any savings as compared to the Power $ $ Cost and Credit Adjustment Mechanism 100% of the net proceeds of the (PCCAM) baseline are allocated 90 MW PPA will be placed in the 90% to Reserve Fund and 10% to NWE. Reserve Fund. Any increase in cost as compared to 90% 100% the PCCAM baseline are allocated according to existing regulatory Reserve Fund established to fund treatment (90% from customers, Reserve Fund future costs related to NWE’s 10% from NWE) existing 30% ownership in CU4. Updated to reflect Talen Energy’s Right of First Refusal.

Appendix 33 Existing Colstrip Ownership Colstrip Power Plant Colstrip Transmission System Facility Owner (%) Unit 1 Unit 2 Unit 3 Unit 4 AVISTA Corporation - - 15% 15% NorthWestern Energy - - - 30% PacifiCorp - - 10% 10% Portland General - - 20% 20% Puget Sound Energy 50% 50% 25% 25% Talen Energy 50% 50% 30% - Total 100% 100% 100% 100% Facility Owner (MW) Unit 1 Unit 2 Unit 3 Unit 4 System Owner Segment A Segment B AVISTA Corporation 10.2% 12.1% AVISTA Corporation - - 111.0 111.0 NorthWestern Energy 36.4% 24.3% NorthWestern Energy - - - 222.0 PacifiCorp 6.8% 8.1% PacifiCorp - - 74.0 74.0 Portland General 13.6% 16.2% Portland General - - 148.0 148.0 Puget Sound Energy 33.0% 39.3% Puget Sound Energy 153.5 153.5 185.0 185.0 Talen Energy 153.5 153.5 222.0 - Total 307.0 307.0 740.0 740.0

Appendix 34 Significant Capacity Deficit in Montana NorthWestern Energy’s current resources provide about 755 MW of peaking capacity, which is the energy available during periods of our customers’ highest demand. An additional 645 MW of peaking capacity must currently be purchased from the market to meet our needs. Without new capacity, the market exposure will increase to about 725 MW by 2025 (including reserve margins). This need assumes continued development of cost effective demand side management (conservation) and small distributed generators (net- metering). Meeting peak load with market purchases means being exposed to the market at the worst possible time – when the market is most volatile and prices are high.

Appendix 35 A Recent Example In early February, 2019, NorthWestern experienced a nearly five day span* when the wind didn’t blow and the sun was scant. We were forced to rely upon an already strained market and transmission system for a significant amount of our required capacity (shown in red hatch). We had an average need of 327 MW and 544 MW peak need when the market prices were also peaking. * 6am on Feb. 3rd – 10pm on Feb. 7th

Appendix 36 Significant Capacity Retirements in the Pacific NW Retired ahead of schedule (Jan ‘20) Planned retirements in the Pacific Northwest region exceed 3,600 MW and the Northwest Power and Conservation Council forecasts regional capacity shortfalls as early as 2021. NorthWestern’s continued reliance on the market to purchase energy to fill the gap during peak customer demand will significantly increase price and reliability risk for NorthWestern’s customers because of the reduced energy supply availability.

37 Timeline of Montana Generation Portfolio Owned and Long-Term Resource Portfolio Timeline Since 2011, we have added 780 MW of generation, both owned and long-term contract, to our generation portfolio, all of which is from carbon-free resources.

38 Comparison of Installed Capacity Comparison of Installed Capacity (MW) - Dispatchability and Carbon Emitting California NorthWestern Energy (Montana) MW Percent MW Percent 2019 of Total Dispatchable Non-Carbon 2019 QF Adds Proforma 2021 of Total Dispatchable Non-Carbon Coal / Coke 91 0.1% 0.1% 309 309 15.3% 15.3% Oil 351 0.4% 0.4% 0 0 0.0% Nuclear 2,393 3.0% 3.0% 0 0.0% Natural Gas 40,382 50.6% 50.6% 202 202 10.0% 10.0% Hydro 14,039 17.6% 17.6% 486 486 24.1% 24.1% Biomass 1,308 1.6% 0 0.0% Geothermal 2,760 3.5% 3.5% 0 0.0% Solar 12,527 15.7% 15.7% 17 160 177 8.8% 8.8% Wind 5,973 7.5% 7.5% 455 391 846 41.9% 41.9% 79,824 100.0% 54.1% 44.2% 1,469 551 2,020 100.0% 25.3% 74.7% California NorthWestern (Montana) 25.3% Dispatchable 24.1% 22.7% Semi- Semi- 54.1% dispatchable dispatchable Dispatchable California is dealing with significant capacity issues DESPITE having a greater amount of dispachable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total).

Appendix 39 Capacity Cost Alternatives 92% The 185 MW Colstrip Unit 4 purchase would 185,000 kW resolve approximately 25% x 92% capacity credit 97% of our estimated 170,200 kW of capacity 725 MW capacity deficit for $1.00. 170,200 kW ÷ 97% capacity credit = 175,500 kW Alternative 175,500 kW need x $1,361 per kW costs = Purchase price: $1.00 $239 Million for equivalent capacity solutions to provide equivalent capacity are estimated to range from roughly $240 million to over $5 billion. 5% 100% * Cost to Construct based on estimates in NWE’s 2019 Electricity Supply Resource Procurement Plan 170,200 kW ÷ 5% capacity credit = 3,404,000 kW 170,200 kW ÷ 100% capacity credit = 170,200 kW 3,404,000 kW need x $1,410 per kW cost = 170,200 kW x $1,660 per kW = $282.5 Million per four-hour battery bank $4.8 Billion for equivalent capacity $282.5 Million x 18 batteries banks = $5.1 Billion for 72 hours of battery capacity

Appendix 40 Summary Financial Results (Third Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Appendix 41 Gross Margin (Third Quarter) (dollars in millions) Three Months Ended September 30, 2020 2019 Variance Electric $ 183.0 $ 182.5 $ 0.5 0.3% Natural Gas 29.6 28.1 1.5 5.3% Total Gross Margin (1) $ 212.6 $ 210.6 $ 2.0 0.9% Increase in gross margin due to the following factors: Covid-19 $2.4 Electric retail volumes and demand We estimate a net (0.5) Montana electric supply cost recovery $2-3 million impact of (0.3) Electric transmission lower commercial and (0.3) Natural gas retail volumes (0.1) Montana natural gas rates industrial usage (demand 1.7 Other and loads) partially offset $2.9 Change in Gross Margin Impacting Net Income by increased residential usage. $1.1 Property tax revenue offset in property tax expense (1.0) Operating expenses recovered in revenue, offset in operating expense (1.0) Production tax credits reducing revenue, offset in income tax expense ($0.9) Change in Gross Margin Offset Within Net Income $2.0 Increase in Gross Margin (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Appendix 42 Weather (Third Quarter) We estimate unfavorable weather in Q3 2020 resulted in a $0.6M pretax detriment as compared to normal and $5.1M pretax benefit as compared to Q3 2019.

Appendix 43 Operating Expenses (Third Quarter) (dollars in millions) Three Months Ended September 30, 2020 2019 Variance Operating, general & admin. $ 73.3 $ 77.0 ($ 3.7) (4.8%) Property and other taxes 45.3 44.1 1.2 2.7% Depreciation and depletion 44.3 43.2 1.1 2.5% Operating Expenses $ 162.9 $ 164.3 ($ 1.4) (0.9%) Decrease in operating, general & admin expense due to the following factors: ($2.0) Employee benefits (1.3) Hazard trees Covid-19 (1.2) Labor (incl. $0.4 million Covid-related lower in-home customer work) $2.4 million in (0.9) Generation maintenance increased (0.8) Travel and training (estimated to be all Covid-related) uncollectable 2.4 Uncollectible accounts (estimated to be all Covid-related) accounts 0.7 Other expense was ($3.1) Change in OG&A Items Impacting Net Income partially offset $2.4 Pension and other postretirement benefits, offset in other income by an (1.1) Operating expenses recovered in trackers, offset in revenue estimated (1.9) Non-employee directors deferred compensation, offset in other income $1.2M of lower ($0.6) Change in OG&A Items Offset Within Net Income Covid-related ($3.7) Decrease in Operating, General & Administrative Expense expense. $1.2 million increase in property and other taxes due primarily to increase in Montana state and local taxes offset in part by lower MPSC tax and invasive species taxes. $1.1 million increase in depreciation expense primarily due to plant additions.

Appendix 44 Operating to Net Income (Third Quarter) (dollars in millions) Three Months Ended September 30, 2020 2019 Variance Operating Income $ 49.7 $ 46.4 $ 3.3 7.1% Interest Expense (23.7) (23.7) - 0.0% Other Income (Expense) 0.8 (0.4) 1.2 300.0% Income Before Taxes 26.8 22.2 4.6 20.7% Income Tax Benefit (Expense) 2.7 (0.6) 3.3 550.0% Net Income $ 29.5 $ 21.7 $ 7.8 35.9% Flat interest expense for the quarter includes higher borrowings offset by lower interest expense on our revolving credit facilities. $1.2 million increase in other income was due to a decrease in other pension expense of $2.4 million partially offset by a $1.8 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general and administrative expense with no impact to net income and higher capitalization of Allowance for Funds Used During Construction (AFUDC). $3.3 million improvement in income taxes due primarily to a prior year permanent return to accrual adjustment, higher flow-through repairs deductions and higher production tax credits, offset, in part, by higher pre-tax income.

Appendix 45 Income Tax Reconciliation (Third Quarter)

Appendix 46 Balance Sheet

Appendix 47 Cash Flow Cash from operating activities increased by $68.6M primarily due to the improved collections of energy supply costs in the current period, as compared with higher procured supply costs, and payments reducing cash flows in 2019 including credits to Montana customers of approximately $20.5 million in the first quarter of 2019, and transmission generation interconnection refunds all in the prior period. These improvements were offset in part by reduced net income.

Appendix 48 Adjusted Non-GAAP Earnings (Third Quarter) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Appendix 49 Summary Financial Results (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

Appendix 50 Gross Margin (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2020 2019 Variance(1) Electric $ 533.4 $ 555.5 ($ 22.1) (4.0%) Natural Gas 131.4 138.6 (7.2) (5.2%) Total Gross Margin $ 664.8 $ 694.1 ($ 29.3) (4.2%) Decrease in gross margin due to the following factors: (1) Gross Margin, defined as ($8.3) Natural gas retail volumes revenues less cost of sales, is a non-GAAP (6.5) Electric retail volumes and demand Measure See appendix (3.3) Lower electric QF liability adjustment for additional disclosure. (3.2) Montana electric supply cost recovery (1.8) Montana transmission (0.8) Montana natural gas rates 1.6 Montana electric retail rates (5.3) Other ($27.6) Change in Gross Margin Impacting Net Income ($4.0) Production tax credits reducing revenue, offset in income tax expense (1.2) Operating expenses recovered in revenue, offset in operating expense 3.5 Property tax revenue, offset in property tax expense ($1.7) Change in Gross Margin Offset Within Net Income ($29.3) Decrease in Gross Margin 50

Appendix 51 Weather (Nine Months Ended September 30) We estimate unfavorable weather through the first 9 months of 2020 has contributed approximately $4.1M pretax detriment as compared to normal and $12.1M pretax detriment as compared to the same period in 2019.

Appendix Operating Expenses (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2020 2019 Variance Operating, general & admin. $ 224.0 $ 238.9 ($ 14.9) (6.2%) Property and other taxes 136.8 133.2 3.6 2.7% Depreciation and depletion 134.3 129.8 4.5 3.5% Operating Expenses $ 495.1 $ 501.9 ($ 6.8) (1.4%) Decrease in Operating, general & admin expense due to the following factors: ($5.7) Employee benefits (3.0) Labor (2.5) Hazard trees (2.1) Generation maintenance (2.0) Travel and training 5.5 Uncollectible accounts (1.2) Other ($11.0) Change in OG&A Items Impacting Net Income ($8.2) Non-employee directors deferred compensation, offset in other income (1.3) Operating expense recovered in trackers, offset in revenue 5.6 Pension and other postretirement benefits, offset in other income ($3.9) Change in OG&A Items Offset Within Net Income ($14.9) Decrease in Operating, General & Administrative Expenses $3.6 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $4.5 million increase in depreciation expense primarily due to plant additions. 52

Appendix 53 Operating to Net Income (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2020 2019 Variance Operating Income $ 169.7 $ 192.2 ($ 22.5) (11.7%) Interest Expense (72.3) (71.0) (1.3) (1.8%) Other (Expense) / Income (1.0) 0.9 (1.9) 211.1% Income Before Taxes 96.4 122.0 (25.6) (21.0%) Income Tax Benefit 5.3 20.1 (14.8) 73.6% Net Income $ 101.7 $ 142.1 ($ 40.4) (28.4%) $1.3 million increase in interest expense as a result of higher borrowings in 2020 to increase our cash position as a precautionary measure and preserve financial flexibility. This was partly offset by lower interest expense on our revolving credit facilities. $1.9 million decrease in other income was due to a $8.2 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation that was partially offset by a $5.6 million decrease in other pension expense, both of which are offset in operating, general, and administrative expense with no impact to net income and higher capitalization of AFUDC. $14.8 million decrease in income tax benefit. The income tax benefit for 2019 reflects the release of approximately $22.8 million of unrecognized tax benefits, including approximately $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019.

Appendix 54 Income Tax Reconciliation (Nine Months Ended September 30)

Appendix 55 Adjusted Non-GAAP Earnings (Nine Months Ended September 30) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Appendix 56 Qualified Facility Earnings Adjustment The gain in 2020 for our QF liability was $3.1 million in total, it was comprised of $2.2 million adjustment to the liability and $0.9 million lower actual costs over last 12 months (QF contract year). This $3.1 million benefit is $3.3 million less than the $6.4 million total benefit we recognized in Q2 last year. Due to our expectations regarding the remeasurement frequency of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders.

Appendix 57 Quarterly PCCAM Impacts In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases.

Appendix 58 NorthWestern Energy Profile Note: Data as reported in our 2019 10-K

Appendix 59 2019 System Statistics (1) (2) Note: Statistics above are as of 12/31/2019 except for electric transmission for others which is 2018 data (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker

Appendix 60 Experienced & Engaged Board of Directors Stephen P. Adik Anthony T. Clark Dana J. Dykhouse Jan R. Horsfall Britt E. Ide • Chairman of the • Committees: Governance, • Committees: Human • Committees: Operations • Committees: Governance, Board Human Resources Resources (chair), Audit (chair), Audit, Operations • Independent • Independent • Independent • Independent • Independent • Director since Nov. • Director since Dec. 2016 • Director since Jan. 2009 • Director since April 2015 • Director since April 2017 2004 Julia L. Johnson Robert C. Rowe Linda G. Sullivan Mahvash Yazdi Jeff W. Yingling • Committees: Governance • Committees: None • Committees: Audit • Committees: Human • Committees: Audit, (chair), Human Resources • CEO and President (Chair), Operations Resources, Operations Governance • Independent • Director since August • Independent • Independent • Independent • Director since Nov. 2004 2008 • Director since April 2017 • Director since • Director since December 2019 October 2019

Appendix 61 Strong Executive Team Robert C. Rowe Heather H. Grahame Curtis T. Pohl • President and • General Counsel and Vice • Vice President - Chief Executive Officer President of Regulatory Distribution • Current position since and Federal Government • Current position since 2008 Affairs 2003 • Current position since 2010 Brian B. Bird John D. Hines Bobbi L. Schroeppel • Chief Financial Officer • Vice President – • Vice President – • Current position since Supply/Montana Affairs Customer Care, 2003 • Current Position since Communications and 2011 Human Resources • Current Position since 2002 Michael R. Cashell Crystal D. Lail • Vice President - • Vice President and Chief Transmission Accounting Officer • Current Position since • Current position since 2011 2020 (formerly VP and Controller since 2015)

Appendix 62 Our Commissioners

Appendix 63 Non-GAAP Financial Measures (1 of 3) These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non- GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

Appendix 64 Non-GAAP Financial Measures (2 of 3) Disclaimer on Net Operating Net Operating Losses (NOL’s): The expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of our most recent 10-K filed with the SEC.

Appendix 65 Non-GAAP Financial Measures (3 of 3) The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non-GAAP financial measures such as Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Gross Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance.

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